Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Record Quarterly Revenues and Carloads

Second Quarter 2014 Results

•	Record revenues of $650 million, an increase of 12% over second quarter 2013 on a 7% increase in carloads.

•	Operating income of $206 million. Excluding lease termination costs, adjusted operating income of $214 million, 20% higher than a year ago.

•	Operating ratio of 68.3%. Excluding lease termination costs, adjusted operating ratio of 67.0%, a 2.0 point improvement over second quarter 2013.

•	Diluted earnings per share of $1.18. Adjusted diluted earnings per share of $1.21 for second quarter 2014, a 26% increase over second quarter 2013.

Kansas City, Mo., July 18, 2014. Kansas City Southern (KCS) (NYSE:KSU) reported second quarter 2014 revenues of $650 million. Overall, carload volumes were 7% higher than in second quarter 2013.

Second quarter revenue growth compared to 2013 was led by a 33% increase in Agriculture and Minerals and a 25% increase in Automotive. Intermodal and Industrial & Consumer Products were also strong, growing by 14% and 10%, respectively. Chemical & Petroleum revenue grew by 6%, and Energy revenue declined by 5%, primarily due to a decline in utility coal shipments.

After adjusting for lease termination costs, operating expenses in the second quarter were $436 million, 9% higher than 2013 operating expenses. Adjusted operating income for the second quarter of 2014 was $214 million compared with $179 million a year ago, a 20% increase. KCS achieved a second quarter 2014 adjusted operating ratio of 67.0%, a 2.0 point improvement from second quarter 2013.

Reported net income in the second quarter of 2014 totaled $130 million, or $1.18 per diluted share, compared with $15 million, or $0.14 per diluted share, in the second quarter of 2013. Excluding the impacts of lease termination costs, foreign exchange rate fluctuations and debt retirement costs, adjusted diluted earnings per share for second quarter 2014 was $1.21, compared with $0.96 in the second quarter of 2013, a 26% increase.

“During the second quarter of 2014, KCS experienced strong revenue growth from the shipment of grain and automotive,” stated Kansas City Southern’s President and Chief Executive Officer David L. Starling. “KCS’ core carload franchise continues to show strength in line with the general economy, while the energy commodity group declined due to reduced shipments of utility coal.

“We are optimistic about our business in the second half of the year, but we again remind investors that grain growth rates will decline from the first half of 2014, reflecting the improved grain shipments in the second half of 2013. Therefore, we maintain our 2014 goals outlined to investors in January. Looking ahead, KCS’ long-term growth story remains very much intact with the recent announcements of additional automotive plants in Mexico and the growth of our energy franchise with the announcement of the crude oil terminal in Port Arthur, Texas. Energy and automotive, along with cross-border intermodal, Lázaro Cárdenas expansion and a host of other system-wide opportunities, position KCS very well for business growth over the next several years.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2014
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$196.3	$66.1	$130.2	$1.18
Adjustments for:
Lease termination costs	8.4	2.9	5.5	0.05
Foreign exchange gain	(5.3)	(1.6)	(3.7)	(0.04)
Foreign exchange component of income taxes	—	(2.1)	2.1	0.02
Adjusted	$199.4	$65.3	134.1
Less: Noncontrolling interest	(i)	(ii)	0.4
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$133.7	$1.21
Adjusted effective income tax rate - see (a) below			32.7%
			(ii)/(i)

	Three Months Ended June 30, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$29.9	$14.2	$15.7	$0.14
Adjustments for:
Debt retirement costs	111.4	33.7	77.7	0.70
Foreign exchange loss	22.2	6.7	15.5	0.14
Foreign exchange component of income taxes	—	2.3	(2.3)	(0.02)
Adjusted	$163.5	$56.9	106.6
Less: Noncontrolling interest	(i)	(ii)	0.3
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$106.3	$0.96
Adjusted effective income tax rate - see (a) below			34.8%
			(ii)/(i)

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended
Operating Expenses	June 30,
	2014	2013
Operating expenses as reported	$443.9	$400.0
Adjustment for lease termination costs	(8.4)	—
Adjusted operating expenses - see (b) below	$435.5	$400.0

Operating income as reported	$205.8	$179.3
Adjusted operating income - see (b) below	214.2	179.3

Operating ratio (c) as reported	68.3%	69.0%
Adjusted operating ratio - see (b) and (c) below	67.0%	69.0%

(a)
The Company believes adjusted diluted earnings per share and the related adjusted effective income tax rate are meaningful as these measures allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; loss of key personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$649.7	$579.3	$1,257.1	$1,132.1
Operating expenses:
Compensation and benefits	115.5	110.1	226.1	217.0
Purchased services	63.8	50.9	119.0	103.2
Fuel	107.7	93.0	211.6	183.9
Equipment costs	29.5	38.6	61.2	80.5
Depreciation and amortization	63.9	54.7	125.8	107.8
Materials and other	55.1	52.7	109.3	97.5
Lease termination costs	8.4	—	38.3	—
Total operating expenses	443.9	400.0	891.3	789.9
Operating income	205.8	179.3	365.8	342.2
Equity in net earnings of unconsolidated affiliates	5.9	3.5	11.6	9.0
Interest expense	(17.9)	(19.2)	(36.6)	(42.9)
Debt retirement costs	—	(111.4)	(6.6)	(111.4)
Foreign exchange gain (loss)	5.3	(22.2)	8.4	(8.7)
Other income (expense), net	(2.8)	(0.1)	(3.3)	0.2
Income before income taxes	196.3	29.9	339.3	188.4
Income tax expense	66.1	14.2	115.1	68.5
Net income	130.2	15.7	224.2	119.9
Less: Net income attributable to noncontrolling interest	0.4	0.3	0.7	0.7
Net income attributable to Kansas City Southern and subsidiaries	129.8	15.4	223.5	119.2
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$129.8	$15.4	$223.4	$119.1

Earnings per share:
Basic earnings per share	$1.18	$0.14	$2.03	$1.08
Diluted earnings per share	$1.18	$0.14	$2.02	$1.08

Average shares outstanding (in thousands):
Basic	110,160	109,968	110,121	109,936
Potentially dilutive common shares	237	355	277	356
Diluted	110,397	110,323	110,398	110,292

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2014 and 2013

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change

Chemical & Petroleum
Chemicals	$55.2	$52.7	5%	30.3	28.6	6%	$1,822	$1,843	(1%)
Petroleum	31.6	29.5	7%	17.7	17.7	—	1,785	1,667	7%
Plastics	28.3	26.8	6%	16.2	16.1	1%	1,747	1,665	5%
Total	115.1	109.0	6%	64.2	62.4	3%	1,793	1,747	3%

Industrial & Consumer Products
Forest Products	67.5	65.2	4%	32.1	31.2	3%	2,103	2,090	1%
Metals & Scrap	69.1	57.2	21%	37.0	31.7	17%	1,868	1,804	4%
Other	19.6	19.7	(1%)	20.2	20.7	(2%)	970	952	2%
Total	156.2	142.1	10%	89.3	83.6	7%	1,749	1,700	3%

Agriculture & Minerals
Grain	66.5	42.2	58%	35.5	26.7	33%	1,873	1,581	18%
Food Products	34.8	32.5	7%	15.0	14.6	3%	2,320	2,226	4%
Ores & Minerals	6.2	5.3	17%	6.6	5.3	25%	939	1,000	(6%)
Stone, Clay & Glass	7.4	6.7	10%	3.2	3.3	(3%)	2,313	2,030	14%
Total	114.9	86.7	33%	60.3	49.9	21%	1,905	1,737	10%

Energy
Utility Coal	48.8	52.7	(7%)	46.1	48.1	(4%)	1,059	1,096	(3%)
Coal & Petroleum Coke	9.9	9.9	—	15.1	14.9	1%	656	664	(1%)
Frac Sand	17.5	14.5	21%	8.8	6.8	29%	1,989	2,132	(7%)
Crude Oil	5.2	8.2	(37%)	3.5	4.5	(22%)	1,486	1,822	(18%)
Total	81.4	85.3	(5%)	73.5	74.3	(1%)	1,107	1,148	(4%)

Intermodal	98.7	86.6	14%	254.5	238.8	7%	388	363	7%

Automotive	59.6	47.5	25%	31.8	25.9	23%	1,874	1,834	2%

TOTAL FOR COMMODITY GROUPS	625.9	557.2	12%	573.6	534.9	7%	$1,091	$1,042	5%

Other Revenue	23.8	22.1	8%

TOTAL	$649.7	$579.3	12%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2014 and 2013

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change

Chemical & Petroleum
Chemicals	$105.1	$102.6	2%	56.9	55.8	2%	$1,847	$1,839	—
Petroleum	60.4	56.6	7%	34.1	34.8	(2%)	1,771	1,626	9%
Plastics	54.8	52.2	5%	31.0	31.3	(1%)	1,768	1,668	6%
Total	220.3	211.4	4%	122.0	121.9	—	1,806	1,734	4%

Industrial & Consumer Products
Forest Products	132.9	130.0	2%	63.5	63.2	—	2,093	2,057	2%
Metals & Scrap	135.0	118.8	14%	71.0	65.6	8%	1,901	1,811	5%
Other	37.4	37.5	—	38.4	40.1	(4%)	974	935	4%
Total	305.3	286.3	7%	172.9	168.9	2%	1,766	1,695	4%

Agriculture & Minerals
Grain	132.6	81.2	63%	70.8	51.3	38%	1,873	1,583	18%
Food Products	70.0	63.0	11%	29.9	28.0	7%	2,341	2,250	4%
Ores & Minerals	11.3	10.6	7%	11.8	10.6	11%	958	1,000	(4%)
Stone, Clay & Glass	14.4	12.9	12%	6.5	6.4	2%	2,215	2,016	10%
Total	228.3	167.7	36%	119.0	96.3	24%	1,918	1,741	10%

Energy
Utility Coal	97.6	99.5	(2%)	94.1	95.5	(1%)	1,037	1,042	—
Coal & Petroleum Coke	19.7	19.5	1%	29.2	28.6	2%	675	682	(1%)
Frac Sand	33.9	28.3	20%	17.0	13.6	25%	1,994	2,081	(4%)
Crude Oil	8.4	14.3	(41%)	5.5	7.6	(28%)	1,527	1,882	(19%)
Total	159.6	161.6	(1%)	145.8	145.3	—	1,095	1,112	(2%)

Intermodal	186.7	166.4	12%	488.7	465.9	5%	382	357	7%

Automotive	112.0	96.6	16%	60.5	53.0	14%	1,851	1,823	2%

TOTAL FOR COMMODITY GROUPS	1,212.2	1,090.0	11%	1,108.9	1,051.3	5%	$1,093	$1,037	5%

Other Revenue	44.9	42.1	7%

TOTAL	$1,257.1	$1,132.1	11%